Exhibit 3.2

THIRD AMENDED AND RESTATED BY-LAWS

OF

SUPERMEDIA INC.

Effective as of July 28, 2010

THIRD AMENDED AND RESTATED BY-LAWS

OF

SUPERMEDIA INC.

i

ii

iii

THIRD AMENDED AND RESTATED BY-LAWS

OF

SUPERMEDIA INC.

(a Delaware corporation)

ARTICLE I

OFFICES AND FISCAL YEAR

Section 1.01.          Registered Office.  The corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.  The registered office and/or registered agent of the corporation may be changed from time to time by resolution of the board of directors and a certificate certifying the change is filed in the manner provided by applicable law.

Section 1.02.          Other Offices.  The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.03.          Fiscal Year.  The fiscal year of the corporation will end on the 31st day of December of each year, or such other period as determined by resolution of the board of directors.

ARTICLE II

STOCKHOLDERS

Section 2.01.          Place of Meeting.  All meetings of the stockholders will be held at such place, if any, within or without the State of Delaware as may be designated by the board of directors in the notice of such meeting.

Section 2.02.          Annual Meetings.  The board of directors will fix and designate the date and time of the annual meeting of the stockholders.  Subject to the term of the initial directors as set forth in section 3.03 of these by-laws, at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business properly brought before the meeting.

Section 2.03.          Special Meetings.

(a)           Except as otherwise required by applicable law or provided in the certificate of incorporation, special meetings of stockholders may be called at any time by the board of directors pursuant to a resolution approved by a majority of the entire board of directors or as provided in Section 2.03(b) of these by-laws, and special meetings of stockholders may not be called by any other person or persons.

(b)           Special meetings of stockholders shall be called by the board of directors upon written request to the secretary of the corporation by one or more record holders of shares of the corporation’s stock representing in the aggregate not less than twenty percent (20%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting (collectively, an “Eligible Stockholder”).  A request to the secretary of the corporation shall be signed by the Eligible Stockholder, or a duly authorized agent(s) of such Eligible Stockholder, requesting the special meeting and shall comply with the other notice procedures set forth in section 2.05(b)(ii) of these by-laws.  Any special meeting request by an Eligible Stockholder that does not comply with the provisions of this section 2.03(b) and section 2.05(b)(ii) will be denied.

(c)           A special meeting of stockholders requested by an Eligible Stockholder in accordance with section 2.03(b) of these by-laws shall be held at such date, time and place within or without the state of Delaware as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the secretary of the corporation.  Notwithstanding the foregoing, a special meeting of stockholders requested by an Eligible Stockholder shall not be held if the board of directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the secretary of the corporation receives the request for the special meeting and the board of directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request.  A stockholder may revoke a request for a special meeting of stockholders at any time by written revocation delivered to the secretary of the corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the Eligible Stockholder to request the calling of a special meeting of stockholders, the board of directors, in its discretion, may cancel the special meeting of stockholders.  Business transacted at a special meeting of stockholders requested by an Eligible Stockholder shall be limited to the matters described in the special meeting request; provided, however that nothing herein shall prohibit the board of directors from submitting matters to the stockholders at any special meeting of stockholders requested by an Eligible Stockholder.

Section 2.04.          Notice of Meeting.

(a)           Notices.  All notices of meetings of stockholders will be sent or otherwise given in accordance with section 2.04(b) of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice will specify the place (if any), date, and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any other matter properly presented at the meeting may be submitted for stockholder action). The notice of any meeting at which directors are to be elected will include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election.

(b)           Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders will be given either personally, by mail, express mail, courier service or, with the actual or constructive consent of the stockholder entitled to receive such notice, by facsimile, electronic mail or other means of electronic transmission. If sent by mail, express mail or courier service, such notice will be sent, postage or charges prepaid and addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, and such notice will be deemed to have been given. Notice given by electronic transmission pursuant to this subsection will be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has actually or constructively consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has actually or constructively consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent or mailing agent of the corporation giving the notice, will be prima facie evidence of the giving of such notice or report.

Section 2.05.          Director Nominations and Other Business.

(a)                                  Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the board of directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an applicable annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or (C) by any stockholder of the corporation who (1) was a stockholder of record of the corporation at the time the stockholder notice provided for in this section 2.05 is delivered to the secretary of the corporation and at the time of the annual meeting, (2) shall be entitled to vote at such annual meeting, and (3) complies with the notice procedures set forth in this section 2.05(a) as to such director nomination or other business; clause (C) above shall be the exclusive means for a stockholder to make director nominations or submit business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii)           For director nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to section 2.05(a)(i)(C) above, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action.  To be timely, a stockholder notice must be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to the date of such annual meeting, or (B) the twentieth (20th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation).  In no event shall any adjournment or postponement of the annual meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.

(iii)          For director nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to section 2.05(a)(i)(C) above, the stockholder notice must also be in proper form.  To be in proper form, the stockholder notice (whether pursuant to this section 2.05(a) or section 2.05(b) below) must be in writing and:

(A)          As to each person, if any, whom the stockholder proposes to nominate for election as a director of the corporation, (1) set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) include such person’s written consent to being named in the proxy statement as a director nominee and to serve as a director if elected, (3) set forth a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant, and (4) include the completed and signed questionnaire, representation and agreement required by section 2.05(c)(iv) below;

(B)           If the stockholder notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the annual meeting, set forth (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), (4) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (5) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(C)           As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination or proposal is made, set forth (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (2) as of the date of the stockholder notice, (a) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, if any, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of the capital stock of the corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of capital stock of the corporation, (d) any short interest in any security of the corporation (for purposes of this section 2.05, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), and (e) any right to dividends on the shares of capital stock of the corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear (or will direct a qualified representative of the stockholder to appear) in person or by proxy at the meeting to propose such business or director nomination, and (5) a representation whether the stockholder and the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or elect the nominee, or (b) otherwise to solicit proxies from stockholders in support of such proposal and/or director nomination.

With respect to the information required to be included in the stockholder notice pursuant to this section 2.05(a)(iii)(C)(2)(a) through (e), the stockholder notice shall also include any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household.  The information included in the stockholder notice pursuant to this section 2.05(a)(iii)(C)(2)(a) through (e) with respect to the stockholder and beneficial owner, if any, and their immediate family members, shall be supplemented by such stockholder and such beneficial owner, if any, (x) not later than ten (10) days after the record date for the annual meeting, to disclose the ownership of such stockholder and such beneficial owner, if any, as of the record date, (y) ten (10) days before the annual meeting date, and (z) immediately prior to the commencement of the annual meeting, by delivery to the secretary of the corporation of such supplemented information.

The corporation may require any proposed nominee to furnish such other information as it may reasonably require (x) to determine whether such proposed nominee is eligible under applicable law, securities exchange rule or regulation to serve as a director of the corporation, and (y) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation.

(iv)          Notwithstanding anything in the second sentence of section 2.05(a)(ii) above to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice required by this section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the twentieth (20th) day following the day on which such public announcement is first made by the corporation.

(b)                                 Special Meetings of Stockholders.

(i)            With respect to special meetings of stockholders called by the board of directors pursuant to a resolution approved by a majority of the entire board of directors, only such business shall be conducted at the special meeting of stockholders as shall have been properly brought before the special meeting pursuant to the corporation’s notice of meeting (or any supplement thereto).  In the event such special meeting of stockholders is called for the purpose of electing one or more directors to the board of directors, any stockholder who (A) is a stockholder of record of the corporation at the time of the special meeting, and (B) otherwise entitled to vote in such election of directors, may nominate a person or persons for election to such position(s) as specified in the corporation’s notice of special meeting, if such stockholder delivers a written notice in the same form as required by section 2.05(a)(iii) above with respect to a director nomination (together with the completed and signed questionnaire, representation and agreement required by section 2.05(c)(iv) below) to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of (1) the ninetieth (90th) day prior to the date of such special meeting, or (2) the twentieth (20th) day following the day on which public announcement is first made by the corporation of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such special meeting.  Neither an Eligible Stockholder, nor any other stockholders, have a right to propose other business to be considered at a special meeting of stockholders called by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.  In no event shall the public announcement of an adjournment or postponement of the special meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.

(ii)           With respect to special meetings of stockholders called by an Eligible Stockholder, the stockholder request given pursuant to Section 2.03(b) of these by-laws must contain the information required by section 2.05(a)(iii) above (together with the completed and signed questionnaire, representation and agreement required by section 2.05(c)(iv) below, as applicable).  For purpose of this section 2.05(b)(ii), any references in section 2.05(a)(iii)(A)-(C) of these by-laws to “stockholder” and “annual meeting” shall mean the “Eligible Stockholder” and “special meeting,” respectively.

(c)                                  General.

(i)            Only such persons who are nominated in accordance with the procedures set forth in this section 2.05 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors of the corporation and only such other business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with the procedures set forth in this section 2.05.  Except as otherwise provided by law, the certificate of incorporation of the corporation or these by-laws, the person presiding over the meeting shall have the power and duty to (A) determine whether a director nomination or any other business to be brought before the meeting was made or proposed in accordance with the procedures set forth in this section 2.05, and (B) declare that a director nomination shall be disregarded or that other business shall not be transacted at the meeting if such nomination or other business was not made or proposed in compliance with this section 2.05.  Notwithstanding the foregoing provisions of this section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a director nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the corporation.  For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce evidence that he or she is a duly authorized officer, manager or partner of such stockholder or evidence of such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)           For purposes of this section 2.05, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)          Nothing in this section 2.05 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act.

(iv)          To be eligible to be a nominee for election as a director of the corporation, the potential director candidate (a “Candidate”) must deliver (in accordance with the time periods prescribed for delivery of the stockholder notice under this section 2.05) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such Candidate and the background of any other person or entity on whose behalf the director nomination is being made (which form of questionnaire shall be provided by the secretary of the corporation upon written request) and a written representation and agreement (in the form provided by the secretary of the corporation upon written request) that such Candidate (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Candidate, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in writing, or (2) any Voting Commitment that could limit or interfere with such Candidate’s ability to comply, if elected as a director of the corporation, with such Candidate’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein, (C) will comply with any stock ownership guidelines that may be in effect for directors from time to time, and (D) in such Candidate’s individual capacity and on behalf of any person or entity on whose behalf the director nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the corporation.

Section 2.06.          Quorum, Adjournment and Manner of Acting.

(a)           Quorum and Adjournment.  Except as otherwise provided by applicable law or the certificate of incorporation, the holders of a majority of the total voting power of all classes of the then-outstanding capital stock of the corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the then-outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  If a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the total voting power of the stock so present shall have the power to adjourn the meeting from time to time.  No notice of the time and place of adjourned meetings need be given except as required by law; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of (i) the place, if any, date and time of the adjourned meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting and (iii) the general nature of the business to be considered shall be given in conformity herewith.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)           Manner of Acting.  Election of directors at all meetings of the stockholders at which directors are to be elected, shall be by written or electronic ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.  In all matters other than the election of directors, the affirmative vote of the holders of at least a majority of the total voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless the question is one upon which, by express provision of applicable law, the certificate of incorporation, any certificate of designations, or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of the question.  No stockholder shall, under any circumstances, be entitled to exercise any right of cumulative voting.

Section 2.07.          Treasury Stock.  The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it or any subsidiary; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital stock.

Section 2.08.          Organization.  At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, the vice chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board and of the vice chairman of the board, such other officer or director of the corporation designated by the board of directors, shall act as chairman of the meeting of the stockholders.  The secretary of the corporation, or, in the absence of the secretary, an assistant secretary of the corporation, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the stockholders.

Section 2.09.          Conduct of Business.  The chairman of the meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting, the conduct of discussion as seems to him or her in order, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.  The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time.

Section 2.10.          Voting.

(a)           General Rule.  Unless otherwise provided in the certificate of incorporation or in any certificate of designations, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b)           Voting by Proxy.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by applicable law) by the stockholder, or by his or her duly authorized attorney in fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy must be filed with the secretary of the corporation or his or her representative at or before the time of the meeting.

(c)           No Stockholder Action by Written Consent.  Except as otherwise provided by the certificate of incorporation, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Section 2.11.          Voting Lists.  The officer who has charge of the stock ledger of the corporation shall prepare, or direct the preparation of, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting.  The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting in the manner provided by applicable law.  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by applicable law.

Section 2.12.          Inspectors of Election.  In advance of any meeting of stockholders, the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof.  The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the person’s best ability.  The inspectors shall have the duties prescribed by law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01.          Powers.  All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

Section 3.02.          Number.  Subject to the rights of the Institutional Investor under the Standstill Agreement (as such capitalized terms are defined in section 3.18 of these by-laws) and the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the directors then serving on the board of directors; provided, that the number of directors shall not be less than seven (7) nor more than eleven (11).

Section 3.03.          Term of Office.  Directors shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, except in the event of such director’s earlier death, resignation, retirement, disqualification or removal, including, without limitation, removal pursuant to section 3.18 of these by-laws.  Notwithstanding the foregoing, the term of office of the initial directors, including any Institutional Nominated Director (as defined in section 3.18 of these by-laws), shall expire at the annual meeting of stockholders to be held in 2011, which meeting shall be held no earlier than April 1, 2011 and no later than June 30, 2011.  Each non-employee director shall retire at the annual meeting of stockholders following his or her 70th birthday.

Section 3.04.          Vacancies.  Subject to applicable law, the rights of the Institutional Investor under the Standstill Agreement and the rights of the holders of any series of preferred stock, and unless the board of directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, or removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by the sole remaining director.  Any director so chosen shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.05.          Removal.  Any director or the entire board of directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of not less than a majority of the total voting power of all classes of the then-outstanding capital stock of the corporation entitled to vote generally in the election of directors at a special meeting duly called for such purpose.  The foregoing does not diminish or impair the right of the board of directors to disqualify and remove the Institutional Nominated Director pursuant to section 3.18 of these by-laws.

Section 3.06.          Resignations.  Any director or committee member may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.07.          Organization.  At every meeting of the board of directors, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, the vice chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board and of the vice chairman of the board, such other officer or director of the corporation designated by the board of directors, shall act as chairman of the meeting of the board of directors.  The secretary of the corporation, or, in the absence of the secretary, an assistant secretary of the corporation, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting of the entire board of directors.  Notwithstanding any other provision in this section 3.07 of these by-laws to the contrary, in the case of executive sessions of the non-management directors, the chairman of the meeting and the secretary of the meeting shall be a non-management director.

Section 3.08.          Place of Meeting.  Meetings of the board of directors, both regular and special, shall be held at such place, if any, within or without the State of Delaware, as the board of directors may from time to time determine, or as may be designated in a notice of the meeting.

Section 3.09.          Regular Meetings.  Regular meetings of the board of directors shall be held at such date, time and place, if any, as shall be designated from time to time by resolution of the board of directors.

Section 3.10.          Special Meetings.  Special meetings of the board of directors shall be held whenever called (a) by the chairman of the board, (b) by the vice chairman of the board, (c) by a majority of the directors then in office, (d) by the chief executive officer of the corporation, or (e) by a director; provided, however, that when special meetings of the board are called by any director pursuant to section 3.10(e) of these by-laws, there may only be one such special meeting of the board of directors every quarter.  The persons authorized to call special meetings of the board of directors may fix the date, time and place, if any, of the meetings.

Section 3.11.          Notice.  Notice of any special meeting of the board of directors shall be given to each director at his or her business or residence (as he or she may specify) personally or by telephone to each director or sent by mail, express mail, courier service, confirmed facsimile, electronic mail or other means of electronic transmission, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the record of the corporation.  If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least four (4) days before such meeting.  If given by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 48 hours before such meeting.  If given by telephone, hand delivery, confirmed facsimile transmission, electronic mail or other means of electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 48 hours before such meeting.  The notice shall state the time, date and place of the special meeting of the board of directors.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting, except for amendments to these by-laws, as provided in section 7.10 of these by-laws.  Whenever any notice is required to be given, a waiver thereof in writing, signed by the director or directors entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting.

Section 3.12.          Quorum, Manner of Acting and Adjournment.  Except as otherwise provided in section 3.04 of these by-laws, by applicable law or by the certificate of incorporation, at all meetings of the board of directors, (a) the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and (b) the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.  If a quorum is not present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.13.          Unanimous Written Consent.  Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting, if all members of the board of directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or the committee.

Section 3.14.          Conference Telephone Meetings.  Members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.15.          Committees of the Board.  The board of directors may designate one or more committees of the board of directors.  Subject to the rights of the Institutional Investor under the Standstill Agreement to cause the Institutional Nominated Director to serve on committees, each committee shall consist of one or more directors and committee members may be removed from a committee by a majority vote of the directors then in office.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  To the extent permitted by applicable law and provided in resolutions of the board of directors, each committee shall have and may exercise the powers of the board of directors in overseeing the business and affairs of the corporation.  Each committee of the board of directors shall keep regular minutes of its proceedings and report the same to the board of directors when requested.  A majority of the committee members at a meeting shall constitute a quorum of the committee and the vote of a majority of the members present shall be the act of the committee.

Section 3.16.          Compensation.  The board of directors or a committee thereof shall have the authority to fix the amount of compensation of directors and any committee members.

Section 3.17.          Chairman of the Board.  The full board of directors may at its discretion elect a chairman of the board from among the non-management directors.  The chairman of the board may be removed from that capacity by a majority vote of the full board of directors.  The chairman of the board, if there be one, shall preside at all meetings of the board of directors and of the stockholders of the corporation.  In the chairman of the board’s absence, the vice chairman of the board, if there be one, shall act as chairman of any such meeting.  The chairman of the board shall perform all other duties normally incident to the position of chairman of the board or as may be prescribed by the board of directors or these by-laws.

Section 3.18.          Vice Chairman of the Board.  The full board of directors may at its discretion elect a vice chairman of the board from among the non-management directors.  The vice chairman of the board may be removed from that capacity by a majority vote of the full board of directors.  The vice chairman of the board, if there be one, shall preside at all meetings of the board of directors and of the stockholders of the corporation at which the chairman of the board is not present.  In the vice chairman of the board’s absence, such officer or other director of the corporation designated by the board of directors shall act as chairman of any such meeting.  The vice chairman of the board shall perform all other duties as may be prescribed by the board of directors or these by-laws.

Section 3.19.          Institutional Nominated Director.  In the event that (a) a director (such individual, the “Institutional Nominated Director”) was nominated by Paulson & Co. Inc. and the several investment funds and accounts managed by it (collectively, the “Institutional Investor”) pursuant to that certain Amended and Restated Standstill Agreement, dated as of January 21, 2010, by and among the corporation and the Institutional Investor (as may be amended, restated or modified, the “Standstill Agreement”), and (b) at any time thereafter the Institutional Investor ceases to beneficially own the required ownership threshold of the issued and outstanding common stock of the corporation for the applicable consecutive day period as set forth in the Standstill Agreement (the “Beneficial Ownership Change”), the board of directors (excluding the Institutional Nominated Director) shall have up to 45 days from the date such directors had actual knowledge of the occurrence of the Beneficial Ownership Change to notify the Institutional Nominated Director in writing that the Beneficial Ownership Change has resulted in the Institutional Nominated Director being disqualified and removed from service on the board of directors effective immediately without further action.  In the event the board of directors does not send notice of disqualification and removal to the Institutional Nominated Director within such 45 day period, the Institutional Nominated Director may continue to serve his or her current term as a director.  Notwithstanding the foregoing, the Institutional Investor and the Institutional Nominated Director shall provide written notice of the Beneficial Ownership Change to the secretary of the corporation and the other directors within ten (10) days of the occurrence of the Beneficial Ownership Change.  If such written notice is not received by the secretary of the corporation and the other directors within ten (10) days of the Beneficial Ownership Change, such failure to notify shall result in the Institutional Nominated Director being automatically disqualified and removed from service on the board of directors immediately without further action, including without a requirement of notice from the board of directors.  Without limiting the foregoing, any Institutional Nominated Director who becomes disqualified to serve on the board of directors will upon request of the corporation provide a written resignation from the board of directors.

ARTICLE IV

OFFICERS

Section 4.01.          Officers.  The officers of the corporation shall be appointed by the board of directors and may consist of a chief executive officer, chief financial officer, one or more vice presidents, a secretary, and any other officers, including but not limited to a president and a treasurer, as may be deemed necessary or advisable by the board of directors, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the board of directors.  Any two or more offices may be held by the same person.  None of the officers need be a director, and none of the officers need be a stockholder of the corporation.

Section 4.02.          Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at its first regular meeting held shortly before or after the annual meeting of stockholders or as soon thereafter as conveniently possible.  Each officer shall hold office until his or her successor is chosen and qualified or until his or her death or the effective date of his or her resignation or removal.

Section 4.03.          Removal and Resignation.  Any officer or agent elected or appointed by the board of directors may be removed with or without cause by the affirmative vote of a majority of the board of directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.04.          Vacancies.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled at any time and from time to time by the board of directors for the unexpired portion of the term.

Section 4.05.          Compensation.  The compensation of all officers and agents of the corporation shall be fixed by the board of directors or pursuant to its direction; and no officer shall be prevented from receiving compensation by reason of serving as a director.

Section 4.06.          Chief Executive Officer.  The chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control the business and affairs of the corporation, have general and active supervision over the corporation’s several officers, agents, and employees, and have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.  The chief executive officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the board of directors.  The chief executive officer shall keep the board of directors fully informed and shall consult them concerning the business of the corporation, and in general shall perform all other duties normally incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

Section 4.07.          President.  Subject to the discretion of the board of directors to elect or not elect a president and to the supervisory powers of the chief executive officer in the event of such election, the president, if any, will act in a general executive capacity and will assist the chief executive officer in the administration and operation of the corporation’s business and general supervision of its policies and affairs.  The president shall perform all such other duties as may be prescribed by the board of directors from time to time.

Section 4.08.          Vice Presidents.  In the absence of the president, or in the event of his or her inability or refusal to act, the vice presidents (in order of their seniority) shall perform the duties and exercise the powers of the president.  The vice presidents shall perform such other duties as from time to time may be assigned to them by the chief executive officer and the board of directors.

Section 4.09.          Secretary.  The secretary shall (a) keep the minutes of the meetings of the stockholders, the board of directors and committees of directors (except as otherwise provided in section 3.07 of these by-laws regarding executive sessions), (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by applicable law, (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to any certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws, (d) keep or cause to be kept a register of the mailing address of each stockholder which shall be furnished by such stockholder, (e) have general charge of the stock transfer books of the corporation and (f) in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the chief executive officer or the board of directors.

Section 4.10.          Treasurer.  If required by the board of directors and if a treasurer is appointed, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.  The treasurer, if one is appointed, shall (a) have charge and custody of, and be responsible for, all funds and securities of the corporation, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors, and (c) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the chief executive officer and the board of directors.

Section 4.11.          Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, if appointed, shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, by the chief executive officer or by the board of directors.  The assistant secretaries and assistant treasurers shall, in the absence of the secretary or treasurer, respectively, perform all functions and duties that such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office.  The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the board of directors shall determine.

ARTICLE V

STOCK

Section 5.01.          Uncertificated Shares.  Except as otherwise provided in a resolution approved by the board of directors, all shares of capital stock of the corporation issued after the date hereof shall be uncertificated.  In the event the board of directors elects to provide in a resolution that certificates shall be issued to represent any shares of capital stock of the corporation, such certificates shall be numbered and shall be signed by, or in the name of the corporation by, the chairman or vice chairman of the board, or chief executive offer or chief financial officer, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.  Any or all of the signatures on a certificate may be a facsimile signature.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.02.          Transfer.  Transfers of shares shall be made upon the books of the corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the corporation of the certificate or certificates for such shares.  No transfer shall be made that is inconsistent with the provisions of applicable law.

Section 5.03.          Lost, Stolen, Destroyed or Mutilated Certificates.  The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen, destroyed or mutilated.  When authorizing such issuance of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or certificates, or such owner’s legal representative, to indemnify the corporation in such manner as the corporation shall require and/or to give the corporation a bond, in such form and amount as the corporation may direct, as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, destroyed or mutilated or the issuance of such new certificate or certificates.

Section 5.04.          Record Holder of Shares.  The corporation shall be entitled to treat the holder of record of any share or shares of the corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 5.05.          Record Date.

(a)           In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)           In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VI

INDEMNIFICATION

Section 6.01.          Right to Indemnification.  The corporation, to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”) or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, is or was a director or officer of the corporation, or who while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent or in any other capacity while serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, costs, charges, and related disbursements, judgments, fines, taxes, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) (collectively, “Expenses”) actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by or on behalf of such Indemnitee only if the initiation of such Proceeding (or part thereof)

was authorized by the board of directors.  Each person who is or was serving as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

Section 6.02.          Presumptions and Effect of Certain Proceedings.  An Indemnitee seeking indemnification shall be presumed to be entitled to indemnification upon submission of a written request, and thereafter the corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the corporation shall not have made a determination within 30 days after receipt of a written request therefor, the Indemnitee seeking indemnification shall be deemed to be, and shall be, entitled to indemnification unless (a) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (b) such indemnification is prohibited by the DGCL.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee (i) did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or at least not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  Furthermore, the knowledge or actions or failure to act of any other director, officer, employee or agent of the corporation or other enterprise, as applicable, shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s entitlement to indemnification under this Article VI.

Section 6.03.          Advancement of Expenses.  Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding and within 15 days of receipt by the secretary of the corporation of (a) a written request therefor setting forth the basis for such indemnification and (b) if required by law at the time such written request is made, an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article VI.  Such advances shall be made on an unsecured basis, shall be interest-free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under this Article VI or otherwise.

Section 6.04.          Remedies of the Indemnitee.

(a)           If a determination is made that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article VI, (i) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification or advancement of Expenses either, at the Indemnitee’s sole option, (A) in an appropriate court of the State of Delaware or any other court of competent jurisdiction or (B) in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (ii) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (iii) in any such judicial proceeding or arbitration, the corporation shall have the burden of proving by clear and convincing evidence that the Indemnitee is not entitled to indemnification or advancement of Expenses under this Article VI.

(b)           If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the corporation shall be obligated to pay the amounts constituting such indemnification within 15 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Indemnitee intentionally misrepresented or failed to disclose a material fact in the written request for indemnification or (ii) such indemnification is prohibited by the DGCL.  In the event that (A) advancement of Expenses is not timely made pursuant to section 6.03 of these by-laws or (B) payment of indemnification is not made within 15 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the corporation’s obligation to pay the Indemnitee such advancement of Expenses and indemnification.  It shall be a defense to any such action for judicial enforcement (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the written request therefor and the required undertaking, if any is required, has been received by the secretary of the corporation) that the Indemnitee has not met the standard of conduct set forth in the DGCL, but the burden of proving such defense, by clear and convincing evidence, will be on the corporation.  Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c)           The corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this section 6.04 of these by-laws that the procedures and the presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the corporation is bound by all the provisions of this Article VI.

(d)           The corporation shall indemnify the Indemnitee against, and the Indemnitee shall be entitled to recover from the corporation, any Expenses actually and reasonably incurred in connection with any judicial adjudication, judicial enforcement or arbitration commenced pursuant to this section 6.05 of these by-laws to enforce his or her rights under, or to recover damages for breach of, this Article VI.

Section 6.05.          Definitions.  For purposes of this Article VI:

(a)           “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)           “Disinterested Director” means a director of the corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c)           Actions “in or at least not opposed to the best interests of the corporation” shall include, without limitation, actions taken in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the participants and beneficiaries of an employee benefit plan.

Section 6.06.          Insurance.  The corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who while a director or officer is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (“D&O Insurance”), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.  Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain D&O Insurance if the corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are materially disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide a materially insufficient benefit, or such person is covered by substantially similar insurance maintained by a subsidiary of the corporation or by another person pursuant to a contractual obligation owed to the corporation.

Section 6.07.          Scope of Indemnification.  The rights conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of these by-laws, the certificate of incorporation, a certificate of designations, any agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the corporation.  The rights provided by or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.08.          Reliance on Provisions.  Each person who shall act as a director or officer of the corporation, or as the legal representative of such person, or who while a director or officer serves at the request of the corporation as a director, officer, partner, principal, member, manager, fiduciary, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI.  Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or benefit of any potential Indemnitee existing at the time of such repeal or modification.

Section 6.09.          Indemnification of Other Employees.  The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to advancement by the corporation of any Expenses actually and reasonably incurred in defending any Proceeding, to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification of and advancement of Expenses to directors and officers of the corporation.

Section 6.10.          Severability.  If this Article VI or any portion thereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (a) the corporation shall nevertheless indemnify each Indemnitee as to all Expenses actually and reasonably incurred or suffered by such person in connection with any Proceeding, including, without limitation, a grand jury proceeding, to the fullest extent permitted by (i) any applicable portion of this Article VI that shall not have been invalidated, (ii) the DGCL or (iii) any other applicable law, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.11.          Contract Rights.  The provisions of this Article VI shall be deemed to be a contract right between the corporation and each person who is entitled to indemnification or advancement of Expenses pursuant to this Article VI at any time while this Article VI and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article VI or any such law shall not in any way diminish any rights to indemnification of such person or the obligations of the corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01.          Dividends.  Subject to the restrictions contained in applicable law or the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

Section 7.02.          Contracts.  Except as otherwise provided by applicable law, the certificate of incorporation, or these by-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the board of directors may from time to time direct.  Such authority may be general or confined to specific instances as the board of directors may determine.  The chairman of the board, the vice chairman of the board, the chief executive officer or such other persons as the board of directors so determines may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation.  Subject to any restrictions imposed by the board of directors, the chief executive officer or such other persons as the board of directors so determines may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.

Section 7.03.          Proxies.  Unless otherwise provided by resolution adopted by the board of directors, the chief executive officer or any other appropriate officer of the corporation may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes that the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

Section 7.04.          Corporate Seal.  The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.05.          Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any director or officer of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

Section 7.06.          Checks, Notes, Etc.  All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the board of directors may from time to time designate.

Section 7.07.          Reliance upon Books, Reports and Records.  Each director, board committee member and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or documents presented to the corporation by any of its other officers, employees, board committees, or by any other person as to matters that such director, board committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 7.08.          Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of the DGCL or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.09.          Corporate Records.

(a)           Examination by Stockholders.  Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the normal hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders, directors or board committees, and to make copies or extracts therefrom.  A “proper purpose” shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.  Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (i) that the stockholder has complied with the provisions of this section 7.09 of these by-laws respecting the form and manner of making demand for inspection of such documents and (ii) that the inspection sought is for a proper purpose.  Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section 7.09 of these by-laws respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

(b)           Examination by Directors.  Each director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.

Section 7.10.          Amendment of By-laws.  These by-laws may be altered, amended or repealed or new by-laws may be approved at any meeting of the board of directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the board of directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of alterations, amendments, repeals or the adoption of new by-laws by the board of directors, notwithstanding any other provisions of these by-laws or any provision of applicable law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the members of the board of directors shall be required to alter, amend or repeal any provision of these by-laws or to approve new by-laws.  In the case of alterations, amendments, repeals or the adoption of new by-laws by stockholders, the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding shares of capital stock of the corporation entitled to vote thereon, voting as a single class, shall be required to alter, amend or repeal any provision of these by-laws or to approve new by-laws.

Section 7.11.          Approval of Independent Directors.  The following actions will require approval of a majority of directors of the corporation who are independent of the Institutional Investor and management of the corporation, which independent directors may comprise a committee of the board of directors:

(a)           the amendment or waiver of any provision of the Standstill Agreement;

(b)           consent to the assignment of the Institutional Investor’s rights under the Standstill Agreement or consent to the relief of the Institutional Investor’s obligations under the Standstill Agreement;

(c)           the amendment or waiver of any provision of the Rights Agreement (the “Rights Agreement”) between the corporation and the corporation’s transfer agent or the Registration Rights Agreement between the corporation, the Institutional Investor and the holders of common stock from time to time party thereto, in each case to the extent any such amendment or waiver affects the Institutional Investor, and

(d)           redemption of the rights issued under the Rights Agreement.